SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

Belk, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2801 West Tyvola Road

Charlotte, North Carolina 28217

April 21, 2004

Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders to be held on May 26, 2004 at the Renaissance Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina 28217. The meeting will begin promptly at 11:00 a.m., local time.

       The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

       Please date, sign and return your proxy in the enclosed envelope to assure that your shares will be represented at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

       You are invited to attend a luncheon immediately after the Annual Meeting. Please return the enclosed RSVP form by May 17, 2004 to help us in our planning of this event.

       On behalf of your Board of Directors, thank you for your continued support and interest in Belk, Inc.

Sincerely,

John M. Belk
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2004

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Belk, Inc. (“Belk” or the “Company”) will be held at the Renaissance Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina 28217, on Wednesday, May 26, 2004, at 11:00 a.m., local time, for the following purposes:

(1)	To elect three Directors to terms expiring at the 2007 Annual Meeting of Stockholders; and

(2)	To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 1, 2004 as the record date for determining stockholders entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. A list of stockholders as of the close of business on April 1, 2004 will be available at Belk’s offices for examination during normal business hours by any stockholder during the period from May 13, 2004 through the Annual Meeting.

      Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Ralph A. Pitts
Executive Vice President,
General Counsel and Secretary

Charlotte, North Carolina
April 21, 2004

      PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

BELK, INC.

2801 West Tyvola Road
Charlotte, North Carolina 28217

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 26, 2004

GENERAL INFORMATION

      This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2004 Annual Meeting of Stockholders. The Annual Meeting will be held on May 26, 2004, at 11:00 a.m., local time, at the Renaissance Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina 28217. The proxy is solicited by Belk’s Board of Directors. This Proxy Statement and proxy card are first being sent to Belk’s stockholders on or about April 21, 2004.

Why am I receiving this Proxy Statement and proxy card?

      You are receiving this Proxy Statement and proxy card because you own shares of Belk Class A Common Stock or Class B Common Stock. This Proxy Statement describes issues on which Belk would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Who is entitled to vote?

      Holders of Class A Common Stock and Class B Common Stock on the close of business on April 1, 2004 are entitled to receive notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting. April 1, 2004 is referred to as the record date.

To how many votes is each share of common stock entitled?

      Holders of Class A Common Stock are entitled to ten votes per share. Holders of Class B Common Stock are entitled to one vote per share. The Class A Common Stock and Class B Common Stock are together referred to as the Common Stock.

What is the difference between a stockholder of record and a stockholder who holds Common Stock in “street name?”

      If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in “street name.”

How do I vote?

      Stockholders of record may vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Stockholders also may attend the meeting and vote in person. If you hold your shares through a bank or broker, please refer to your proxy card or the information forwarded by your bank or broker to see the voting options that are available to you.

      Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in street name, you must obtain a legal proxy from your bank or broker to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

      You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	sending written notice of revocation to Belk’s Corporate Secretary at 2801 West Tyvola Road, Charlotte, North Carolina 28217;

•	submitting a subsequent proxy with a later date; or

•	voting in person at the Annual Meeting.

Attendance at the meeting will not by itself revoke a proxy.

On what item am I voting?

      You are being asked to vote on the election of three Directors to terms expiring at the 2007 Annual Meeting of Stockholders. No cumulative voting rights are authorized, and dissenters’ rights are not applicable to this matter.

How may I vote for the nominees for election of Director, and how many votes must the nominees receive to be elected?

      With respect to the election of Directors, you may:

•	vote FOR the election of the three nominees for Director;

•	WITHHOLD AUTHORITY to vote for one or more of the nominees and vote FOR the remaining nominees; or

•	WITHHOLD AUTHORITY to vote for the three nominees.

The three nominees receiving the highest number of affirmative votes will be elected as Directors. This number is called a plurality. A vote withheld from a nominee for Director has the same effect as a vote against the nominee.

How does the Board of Directors recommend that I vote?

      The Board recommends a vote FOR all three Director nominees.

What happens if I sign and return my proxy card but do not provide voting instructions?

      If you return a signed card but do not provide voting instructions, your shares will be voted FOR the three nominees for Director.

Will my shares be voted if I do not sign and return my proxy card?

      If you are a stockholder of record and you do not sign and return your proxy card or attend the meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this Proxy Statement.

      If your shares are held in street name through a bank or broker and you do not provide voting instructions before the Annual Meeting, your bank or broker may vote your shares on your behalf under certain circumstances. These circumstances include voting on “routine” matters, such as the election of Directors described in this Proxy Statement.

      When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” You are not being asked to vote on any non-routine matters at the Annual Meeting.

How many votes do you need to hold the Annual Meeting?

      As of the record date, 50,942,382 shares of Class A Common Stock and 1,056,944 shares of Class B Common Stock were outstanding and are entitled to vote at the Annual Meeting. In order to hold the Annual Meeting and conduct business, a quorum must be present. A quorum will exist if the holders of the outstanding shares of both Class A Common Stock and Class B Common Stock taken together, entitled to vote and constituting a majority of the total votes of the Common Stock, are present at the Annual Meeting either in person or by proxy. In accordance with applicable state law and the Company’s Certificate of Incorporation and Bylaws, abstentions or votes withheld will be counted for purposes of determining whether a quorum is present.

ELECTION OF DIRECTORS

      Under the Certificate of Incorporation and the Bylaws of the Company, the number of Directors on the Board of Directors may be fixed by resolution of a majority of the Board at any number between two and eighteen members. The Board has currently fixed the number of Directors at nine.

      The Certificate and Bylaws also divide the Board into three classes that serve three-year terms, designated as Class I, Class II and Class III. The current terms of the Directors in Class III are set to expire at the Annual Meeting. The Board has nominated the persons set forth below as Class III Directors to serve a three-year term that will expire at the Annual Meeting of Stockholders in 2007:

John R. Belk
John A. Kuhne
Elizabeth Valk Long

      Each nominee has consented to serve as a Director if elected. The Board has no reason to believe that any of the nominees for the office of Director will be unavailable for election as a Director. However, if at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for substitute nominee(s), vote to allow the vacancy to remain open until filled by the Board, or vote to reduce the number of Directors for the ensuing year, as the Board recommends. In no event, however, can the proxy be voted to elect more than three Directors.

      In addition to the three nominees, there are six other Directors continuing to serve on the Board, whose terms expire in 2005 and 2006.

      On March 11, 2004, the Company announced that John M. Belk, Chairman and Chief Executive Officer, will retire as an executive officer and Director of the Company at this year’s Annual Meeting. Effective upon his retirement, the Board has named him to the honorary position of Chairman Emeritus.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN R. BELK, JOHN A. KUHNE AND ELIZABETH VALK LONG FOR THE OFFICE OF CLASS III DIRECTOR.

MANAGEMENT OF THE COMPANY

Directors

      Set forth below are the nominees for election to the Board as Class III Directors and the current Directors serving as Class I and Class II Directors and certain information about the nominees and current Directors which has been furnished to the Company by the respective individuals.

Nominees for Election

Class III Directors — Term Expiring 2007

John R. Belk

Age 45
Director Since 1998

      Mr. Belk has been appointed President and Chief Operating Officer of the Company effective May 26, 2004. He has been President, Finance, Systems and Operations of the Company since May 1998 and is an officer and Director of various subsidiaries of the Company. He also served as an officer and Director of most of the separate predecessor Belk Companies (the “Belk Companies”) until May 1998 and has been employed in the Belk retail organization in various positions since 1986. Mr. Belk serves on the Boards of Directors of Alltel Corporation, Bank of America Corporation and Ruddick Corporation. He is a past chair of the Board of Directors of the United Way of the Central Carolinas and currently chairs the Belk School of Business Advisory Board at the University of North Carolina at Charlotte. He is also Vice Chairman of the Board of Trustees of Presbyterian Healthcare. Mr. Belk is the brother of Thomas M. Belk, Jr. and H.W. McKay Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

John A. Kuhne

Age 60
Director Since 1998

      Mr. Kuhne served as a Director of a number of the Belk Companies and as President of Belk-Simpson Company, Greenville, South Carolina from 1983 to May 1998. Mr. Kuhne served as Vice Chairman of the Board of Directors of Summit Financial Corporation until 2003 and is a past trustee of Presbyterian College and Furman University. He also serves on the Board of Directors of Fredericksburg Distributing Company.

Elizabeth Valk Long

Age 53
Nominee for Director Beginning in 2004

      Ms. Long was an Executive Vice President of Time Inc., a subsidiary of AOL Time Warner, from May 1995 until her retirement in August 2001. She was the first woman to hold the position of publisher at Time, Inc., serving in that capacity for Life, People and Time magazines. She is currently the Chair of the Board of Trustees of Hollins University and also serves on the Boards of Directors of Jefferson-Pilot Corporation, Steelcase Corporation and J.M. Smucker Company. Ms. Long has not previously served as a Director or officer of the Company.

Incumbent Directors

Class I Directors — Term Expiring 2005

Thomas M. Belk, Jr.

Age 49
Director Since 1998

      Mr. Belk has been appointed Chairman and Chief Executive Officer of the Company effective May 26, 2004. He has been President, Store Divisions and Real Estate of the Company since May 1998 and is an officer and Director of various subsidiaries of the Company. He served as an officer and Director of most of the Belk Companies until May 1998 and has been employed in the Belk retail organization in various positions since 1981. Mr. Belk serves on the Boards of Advisors of the Kenan-Flagler Business School at UNC-Chapel Hill and the University of North Carolina at Charlotte. He serves on the Boards of Directors of the Mecklenburg County Council of the Boy Scouts of America, Charlotte Country Day School, the Research Triangle Foundation of North Carolina, the Carolinas Healthcare System and the Blumenthal Performing Arts Center. Mr. Belk is the brother of H.W. McKay Belk and John R. Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

Sarah Belk Gambrell

Age 86
Director Since 1998

      Mrs. Gambrell served as a Director of many of the Belk Companies until May 1998 and served as Vice Chairman and President of various Belk Companies for many years. She is on the Board of Princeton Theological Seminary (emeritus); Furman University (emeritus); Warren Wilson College; Erskine Seminary (Advisory Board); Union/PSCE, Richmond, VA; the North Carolina Community Foundation; YMCA of the Central Carolinas; WDAV in Davidson, N.C.; the Charlotte Philharmonic; YWCA of New York City (honorary); National Board of the YWCA Asset Management and Development Committee; the Parkinson’s Disease Foundation in New York and the Cancer Research Institute, New York (honorary) and is a member of the Fashion Group of New York. Mrs. Gambrell is the sister of John M. Belk and the aunt of Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk.

J. Kirk Glenn, Jr.

Age 61
Director Since 1998

      Mr. Glenn served on the Boards of Directors of a number of the Belk Companies from 1983 until May 1998 and currently serves on the Board of Directors of Belk Stores Services, Inc. (“BSS”). Mr. Glenn is the Chairman of the Board of Directors of Hatch, Inc. and the retired Chairman and Manager of Quality Oil Company, LLC and Reliable Tank Line, LLC. He has served as Chairman of the Boards of Directors of Crisis Control Ministry, Special Children’s School, and Winston-Salem Business, Inc. and as a member of the Boards of Directors of Advocacy for the Poor and Tanglewood Park Foundation, Inc. Mr. Glenn is also a member of the Board of Visitors of Wake Forest University Baptist Medical Center and the Finance Committee of the United Way of Forsyth County.

Class II Directors — Term Expiring 2006

H.W. McKay Belk

Age 47
Director Since 1998

      Mr. Belk has been appointed President and Chief Merchandising Officer of the Company effective May 26, 2004. He has been President, Merchandising, Marketing and Merchandise Planning of the Company since May 1998 and is an officer and Director of various subsidiaries of the Company. He served as an officer and Director of most of the Belk Companies until May 1998 and has been employed in the Belk retail organization in various positions since June 1979. Mr. Belk is currently a Director of Coca-Cola Bottling Co. Consolidated and the North Carolina Citizens for Business and Industry. He is a past member of the Board of Trustees of Charlotte Latin School and currently serves on the Board of Visitors of the University of North Carolina at Charlotte, the Airport Advisory Committee for Charlotte Douglas International Airport and the Board of the Institute for the Arts/Humanities at the University of North Carolina at Chapel Hill. He has also served as Chairman of the Charlotte Chamber of Commerce. Mr. Belk is the brother of Thomas M. Belk, Jr. and John R. Belk and the nephew of John M. Belk and Sarah Belk Gambrell.

B. Frank Matthews, II

Age 76
Director Since 1998

      Mr. Matthews has been Vice Chairman of the Board since June 1999. He was employed in the Belk store organization from 1937 until September 1999. During that time he served in many positions, including Executive Vice President, Partner and a Director of the Matthews-Belk group of stores from 1971 to May 1998, and as a Divisional President of the Company from May 1998 until September 1999. Mr. Matthews has served on numerous committees, including service as Chairman of the Merchandise and Sales Promotion Committee and the Employee Benefits Committee of BSS. Mr. Matthews has served as Chairman of the

Board of Directors of Gaston Federal Bank, Director of Public Service Company of North Carolina, Inc. and President of the Community Foundation of Gaston County. He is Chairman of the Board of Trustees of the First Gaston Foundation and is a Director of the Gaston County Economic Development Commission. Mr. Matthews also has served as President of the Gastonia Downtown Development Corporation, the United Way of Gaston County and the Gastonia Merchant’s Association. He has been a Director of the Gaston Chamber of Commerce, the Gaston County YMCA, the Gastonia Industrial Diversification Commission and the Gaston Literary Council, and trustee of Davidson College and Chatham Hall.

Thomas C. Nelson

Age 41
Director since 2003

      Mr. Nelson has served as the President and Chief Executive Officer of National Gypsum Company since 1999. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum Company. He is also a General Partner of Wakefield Group, a North Carolina based venture capital firm. Mr. Nelson previously worked for Morgan Stanley and Co. and in the United States Defense Department as Assistant to the Secretary and White House Fellow. He currently serves as Vice Chairman and a Director of National Gypsum Company and affiliates, as well as of several privately held companies. Mr. Nelson also serves on the Boards of The Business Roundtable, the Foundation for the Carolinas, the United Way of the Central Carolinas, the Mecklenburg County Council of the Boy Scouts of America and the Blumenthal Performing Arts Center.

Corporate Governance

Meetings of Directors and Attendance at Annual Meeting

      During fiscal year 2004, the Board held four regular meetings. All of the Directors attended all of the meetings of the Board and all of the formal meetings of the committees on which they served.

      The Company’s policy is that all Directors serving at the time of the Annual Meeting of Stockholders are expected to attend the meeting in the absence of a compelling reason. At the Annual Meeting held in 2003, all of the nine Directors then serving attended the Annual Meeting of Stockholders.

Code of Ethics

      Recently, the Audit Committee recommended and the Board adopted a Code of Ethics that applies to the senior executive and financial officers of the Company. This Code reflects Belk’s long-standing commitment to conduct business in accordance with the highest ethical principles. A copy of the Code was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended January 31, 2004.

Amendment to Belk, Inc. Bylaws

      The Board of Directors recently amended the Company’s Bylaws to set a mandatory retirement age for service as a Director. The Bylaws provide that no individual may be elected or reelected as a Director once he or she reaches age 70. Any Director who turns age 70 while serving as a Director may continue to serve as a Director for the remainder of his or her current term.

Communications with the Board of Directors

      Any stockholder who wishes to communicate directly with the Board of Directors may do so by writing to Belk, Inc. Board of Directors, c/o Corporate Secretary, 2801 West Tyvola Road, Charlotte, North Carolina 28217. At each Board meeting, the Corporate Secretary will present a summary of any communications received since the last meeting (excluding any communications that consist of advertising, solicitations or promotions of a product or service), and will make the communications available to the Directors upon request.

Committees of the Board of Directors

      The Company has a standing Executive Committee and a standing Audit Committee of the Board. The Company does not have a standing nominating committee or compensation committee.

Executive Committee

      The current members of the Executive Committee are Messrs. John M. Belk, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk. During fiscal year 2004, the Executive Committee held no formal meetings, but took various actions by written consent.

      The Executive Committee possesses all of the powers of the Board, except the power to authorize the issuance of stock, approve mergers, declare dividends and certain other powers specifically reserved under the Delaware General Corporation Law to the Board. The Executive Committee may exercise such additional authority as may be prescribed from time to time by resolution of the Board. The Executive Committee is expected to act in circumstances where it is not feasible or is impractical to obtain full Board action or as otherwise directed by the Board.

Audit Committee

      The current members of the Audit Committee are Messrs. B. Frank Matthews, II, J. Kirk Glenn, Jr., John A. Kuhne, Thomas C. Nelson and John R. Belk. Mr. Glenn is the Chairman of the Audit Committee. During fiscal year 2004, the Audit Committee held three formal meetings and participated in additional conference calls to review various matters.

      The Audit Committee’s primary responsibilities include overseeing the process for preparation of the Company’s financial reports; having direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors; considering the range of audit and non-audit services to be provided by the independent auditors; reviewing with the independent auditors the plans and results of the audit engagement; reviewing the independence of the independent auditors; and reviewing the internal and external audit findings and comments concerning internal controls and making recommendations to Company management.

      The Company refers to the rules and regulations of the National Association of Securities Dealers (“NASD”) and its listing standards in determining the independence of its Directors. In according with NASD listing standards, Messrs. J. Kirk Glenn, Jr., John A. Kuhne and Thomas C. Nelson are considered independent Directors. The Board has determined that Mr. Nelson is an audit committee financial expert within the meaning of Securities and Exchange Commission regulations.

      The Audit Committee amended its charter in March 2004. A copy of the current Audit Committee Charter is attached as Appendix A to this Proxy Statement.

Audit Committee Report

      The Audit Committee Charter provides that the Committee will oversee and monitor the integrity of the Company’s internal controls, financial reporting, and internal and external audits. Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for issuing a report expressing their opinion on those statements. The Audit Committee is responsible for monitoring and overseeing these processes.

      In connection with these responsibilities, the Audit Committee has

•	reviewed and discussed the audited financial statements with management and with the Company’s independent auditors, KPMG LLP;

•	discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect;

•	received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect; and

•	discussed with the independent auditors the auditors’ independence.

      Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2004 be included in the Company’s Annual Report on Form 10-K, to be filed with the Securities and Exchange Commission.

J. Kirk Glenn, Jr., Chairman
B. Frank Matthews, II
John A. Kuhne
John R. Belk
Thomas C. Nelson

Selection of Nominees for Director

      The Board of Directors has the responsibility for reviewing and recommending nominees for membership on the Board, and all Directors currently participate in the selection of Director nominees. It is the view of the Board that since the Company is privately held, has a relatively small number of Directors and has Directors who have substantial experience serving on the Boards of other public and private companies, it is appropriate at this time not to have a standing nominating committee. Board candidates are considered based upon various criteria. Candidates must have integrity, accountability, judgment and perspective. In addition, candidates are chosen based on their leadership and business experience, as well as their ability to contribute toward governance, oversight and strategic decision-making.

      The Board uses a variety of methods for identifying and evaluating nominees for Director. Candidates may come to the attention of the Board through current board members, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Board, and may be considered at any time when a vacancy or potential vacancy arises.

      The Board will consider candidates recommended by stockholders, and any stockholder who wishes to recommend a person to be considered for nomination by the Board may do so by submitting the candidate’s name and qualifications in writing to Belk, Inc. Board of Directors, c/o Corporate Secretary, 2801 West Tyvola Road, Charlotte, North Carolina 28217. Stockholders may directly nominate persons for Director in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation, a copy of which is on file with the Securities and Exchange Commission.

      Ms. Long, one of the nominees for Director at the Annual Meeting, has not previously served on the Board. She was recommended as a candidate for Director by one of the current members of the Board.

Compensation of Directors

      In fiscal year 2004, the Company paid its Directors an annual fee of $40,000, a meeting fee of $1,000 for attendance at each meeting of the Board or a committee of the Board, and an additional $500 meeting fee to each Board and committee chair. The Company reimburses expenses incurred by the Directors in attending meetings. In addition, the Company awarded each Director 1,000 shares of Class B Common Stock.

COMMON STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of shares of Class A and Class B Common Stock as of April 1, 2004 held by:

•	each of the Company’s Directors;

•	the Company’s Chief Executive Officer and four other most highly compensated executive officers (collectively the “Named Executive Officers”);

•	all Directors and executive officers as a group; and

•	each stockholder that holds more than 5% of the outstanding shares of the Company’s Class A and Class B Common Stock:

	Shares of Class A		Percent	Shares of Class B		Percent
	Common Stock		of	Common Stock		of
Name of Beneficial Owner	Beneficially Owned(1)		Class(2)	Beneficially Owned(1)		Class(3)

Directors and Executive Officers:
John M. Belk	13,720,401	(4)	26.9	22,800		2.2
Thomas M. Belk, Jr.	5,976,124	(5)	11.7	17,333		1.6
H.W. McKay Belk	5,964,401	(6)	11.7	14,751		1.4
John R. Belk	6,019,582	(7)	11.8	7,701		*
Sarah Belk Gambrell	9,708,567	(8)	19.1	1,000		*
J. Kirk Glenn, Jr.	2,691,014	(9)	5.3	1,000		*
B. Frank Matthews, II	906,532	(10)	1.8	1,000		*
John A. Kuhne	311,636	(11)	*	1,000		*
Thomas C. Nelson	0		*	1,000		*
Ralph A. Pitts	0		*	47,909		4.5
All executive officers and Directors as a group (13 persons)	32,020,416		62.9	155,724		14.7

Other Five Percent Stockholders:
Katherine McKay Belk	6,457,479	(12)	12.7	38,175	(13)	3.6
Katherine Belk Morris	6,259,187	(14)	12.3	0		*

*	Beneficial ownership represents less than 1% of the applicable class of the Company’s outstanding common stock.

(1)	Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown as being beneficially owned by them.
(2)	50,942,382 shares of Class A Common Stock were outstanding as of April 1, 2004.
(3)	1,056,944 shares of Class B Common Stock were outstanding as of April 1, 2004.

(4)	Includes:

•	2,079,910 shares held by Montgomery Investment Company, of which John M. Belk is the majority shareholder.
•	1,498,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	15,448 shares held by Mary Claudia, Inc., of which John M. Belk is the majority shareholder.
•	13,555 shares held by Claudia Watkins Belk Grantor Trust dated 2/23/96, 21,862 shares held by Claudia W. Belk, Tr. u/a f/b/o Mary Claudia Belk and 102,070 shares held by Mary Claudia Belk Irrevocable Trust dated 1/4/94. Claudia W. Belk, the trustee, is John M. Belk’s wife.
•	1,140,080 shares held in several trusts established by the Will of W.H. Belk for the benefit of his children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell and Henderson Belk. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and Irwin Belk.
•	1,436,385 shares held in several trusts established by the Will of Mary I. Belk for the benefit of her children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell and Henderson Belk. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and Irwin Belk.

(5)	Includes:

•	1,498,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	238,971 shares held by Thomas M. Belk, Jr. as custodian for his minor children.
•	30,144 shares held by his wife, Sarah F. Belk.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	2,658,213 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.

(6)	Includes:

•	1,498,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	260,080 shares held by H.W. McKay Belk as custodian for his minor children.
•	31,655 shares held by his wife, Nina F. Belk.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	2,658,213 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.

(7)	Includes:

•	1,498,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	219,385 shares held by John R. Belk as custodian for his minor children.

•	205,333 shares held by his wife, Kimberly D. Belk.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	2,658,213 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.

(8)	Includes:

•	1,140,080 shares held in several trusts established by the Will of W.H. Belk for the benefit of his children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell and Henderson Belk. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and Irwin Belk.
•	1,436,385 shares held in several trusts established by the Will of Mary I. Belk for the benefit of her children. Voting and investment power of the trusts for John M. Belk and Thomas M. Belk is shared by John M. Belk, Sarah Belk Gambrell and Henderson Belk. Voting and investment power of the trusts for Sarah Belk Gambrell, W.H. Belk, Jr. and Henderson Belk is shared by John M. Belk, Sarah Belk Gambrell, Henderson Belk and Irwin Belk.

(9)	Includes:

•	871 shares held by his wife, Madlon C. Glenn
•	1,501,410 shares held by James K. Glenn, Jr., trustee under Will of Daisy Belk Mattox, 587,582 shares held by John Belk Stevens Trust U/W ITEM III, Section C f/b/o James Kirk Glenn, Jr., et al, and 391,897 shares held by John Belk Stevens Trust U/W ITEM III, Section A f/b/o Sara S. Glenn. Voting and investment power is vested in J. Kirk Glenn, Jr., the trustee of each trust.

(10)	Includes:

•	166,707 shares held by First Union National Bank of N.C., B. Frank Matthews, II and Annabelle Z. Royster, co-trustees under the Will of J.H. Matthews, Jr. The Trustees named have voting and investment power with respect to such shares.
•	69,626 shares held by Robinson Investment Company, 500 shares held by his wife, Betty C. Matthews, 435,131 shares held by Matthews Group Limited Partnership and 232,196 shares held by Elizabeth Matthews Welton Family Limited Partnership Phase II.

(11)	Includes 289,876 shares held by his wife, Lucy S. Kuhne.
(12)	Includes:

•	1,221,114 shares held as custodian for her minor grandchildren and 100 shares held by her husband (deceased), James Fielder Cook.
•	1,498,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	2,658,213 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.
•	437,540 shares held by Katherine McKay Belk Cook Charitable Remainder Unitrust dated 11/1/02.
•	101,148 shares held by Katherine McKay Belk Cook Grantor Retained Annuity Trust Number One, dated November 14, 2002, and 96,310 shares held by Katherine McKay Belk Cook Grantor Retained Annuity Trust Number Two, dated November 14, 2002. Voting and investment power is vested in Katherine McKay Belk, the trustee.

(13)	Includes 38,175 shares held as custodian for her minor grandchildren.

Katherine McKay Belk’s address is 2801 W. Tyvola Road, Charlotte, N.C. 28217.

(14)	Includes:

•	1,498,842 shares held by Brothers Investment Company, which corporation is equally owned by John M. Belk and the heirs of Thomas M. Belk. Voting and investment power is shared by John M. Belk, Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	444,212 shares held by Milburn Investment Company. Voting and investment power is shared by Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris.
•	2,658,213 shares held by Katherine McKay Belk Irrevocable Trust dated November 6, 2000. Voting and investment power is vested in Katherine McKay Belk, Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Katherine Belk Morris, the trustees.
•	160,908 shares held by Katherine Belk Morris as custodian for her minor children and 31,655 shares held by her spouse, Charles Walker Morris.
•	171,139 shares held by Miss Katherine Belk Morris Irrevocable Trust dated January 10, 2003. Voting and investment power is vested in Katherine Belk Morris and her husband, Charles Walker Morris, the trustees.

Katherine Belk Morris’ address is 2801 W. Tyvola Road, Charlotte, N.C. 28217.

EXECUTIVE COMPENSATION

      The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company (referred to herein as the “Named Executive Officers”) for the fiscal years 2002, 2003 and 2004.

SUMMARY COMPENSATION TABLE

		Annual Compensation(2)
						Long Term	All Other
	Fiscal			Other Annual		Compensation	Compensation
Name and Principal Position(1)	Year(3)	Salary($)	Bonus($)	Compensation($)		($)(9)	($)(4)

John M. Belk	2004	803,000	776,176	122,925	(5)(6)	241,680	363,348
Chairman; Chief Executive	2003	783,000	750,327	70,131	(5)	133,418	144,538
Officer; Director	2002	747,000	387,667	73,516	(5)		158,488

Thomas M. Belk, Jr.	2004	591,000	456,835	71,248	(6)	120,840	183,356
President, Store Divisions	2003	576,000	441,622	—	(7)	66,710	19,101
and Real Estate; Director	2002	550,000	228,391	—	(7)		17,840

H. W. McKay Belk	2004	591,000	456,835	68,549	(6)	120,840	183,390
President, Merchandising,	2003	576,000	441,622	—	(7)	66,710	19,127
Marketing and Merchandise	2002	550,000	228,391	—	(7)		12,766
Planning and Allocation; Director

John R. Belk	2004	591,000	456,835	73,478	(6)	120,840	183,246
President, Finance, Systems	2003	576,000	441,622	—	(7)	66,710	19,149
and Operations; Director	2002	550,000	228,391	—	(7)		17,886

Ralph A. Pitts	2004	511,000	263,549	—	(7)	84,588	142,661
Executive Vice President;	2003	498,000	254,150	87,021	(8)	46,696	14,000
General Counsel and Secretary	2002	480,000	99,782	57,397	(8)		12,750

(1)	The principal position given for each of the Named Executive Officers is the principal position held as of January 31, 2004.
(2)	All amounts reflect compensation paid by BSS unless otherwise indicated.
(3)	Fiscal year 2004 is the year ended January 31, 2004. Fiscal year 2003 is the year ended February 1, 2003. Fiscal year 2002 is the year ended February 2, 2002.
(4)	In fiscal year 2004, the Named Executive Officers received “All Other Compensation” of the following types and amounts: (i) the economic value of split-dollar life insurance policy premiums provided by certain of the Belk Companies in the following amounts: John M. Belk, $16,552; Thomas M. Belk, Jr., $6,423; H.W. McKay Belk, $6,457; and John R. Belk, $6,486; (ii) contributions made under the Belk 401(k) Savings Plan (the “401(k) Plan”) and the Belk 401(k) Savings Restoration Plan in the following amounts: John M. Belk, $4,853; Thomas M. Belk, Jr., $15,053; H.W. McKay Belk, $15,053; John R. Belk, $14,880; and Ralph A. Pitts, $14,981; (iii) awards of stock under the Key Executive Share Grant Program in the following amounts as valued by an independent appraisal: John M. Belk, $221,160; Thomas M. Belk, Jr., $161,880; H. W. McKay Belk, $161,880; John R. Belk, $161,880; and Ralph A. Pitts, $127,680; and (iv) benefits paid to John M. Belk under the Pension Plan in the amount of $36,982 and under the Supplemental Pension Plan in the amount of $83,801.
(5)	Reflects $61,622 in fiscal year 2004, $70,131 in fiscal year 2003 and $73,516 in fiscal year 2002, of above-market interest earned by Mr. Belk on compensation deferred in prior fiscal years pursuant to the Deferred Compensation Plan (as defined herein).
(6)	The dollar value of reportable perquisites and other personal benefits for each Named Executive Officer includes payment of Belk, Inc. Director’s fees of $55,000 for Mr. John M. Belk, $53,500 for Mr. Thomas M. Belk, Jr., $53,500 for Mr. H.W. McKay Belk and $54,500 for Mr. John R. Belk.
(7)	The dollar value of perquisites and other personal benefits for each Named Executive Officer was less than the established reporting thresholds.

(8)	Reflects amount reimbursed during the fiscal years 2003 and 2002, for the payment of taxes in the amounts of $87,021 and $57,397, respectively.
(9)	Reflects the appraised value of Class B shares awarded under the 2000 Incentive Stock Plan at the time they were awarded. The numbers of Class B shares awarded were as follows: 22,800 to Mr. John M. Belk, 11,400 each to Mr. Thomas M. Belk, Jr., Mr. H. W. McKay Belk and Mr. John R. Belk and 7,980 to Mr. Ralph A. Pitts. The 2000 Incentive Stock Plan provides that executives can receive the full shares awarded or reduce the shares awarded for Federal and State income tax withholding requirements. Shares reduced for this income tax withholding option were 0 for Mr. John M. Belk, 3,699 for Mr. Thomas M. Belk, Jr., 3,699 for Mr. H.W. McKay Belk, 3,699 for Mr. John R. Belk and 2,589 for Mr. Ralph A. Pitts.

Long Term Incentive Plans

      Under the 2000 Incentive Stock Plan, the Board may, in its discretion, grant awards of Class B Common Stock to key employees as equity incentives. No such awards for any calendar year may exceed 100,000 shares to any executive. Pursuant to that Plan, the Board established a Long Term Incentive Plan for key executives based upon the Company’s sales, profitability and return on invested capital performance against predetermined targets over a three-year period. For the three years ended January 31, 2004, 80% of the cumulative target was achieved; accordingly, 80% of the maximum shares were awarded. Employees who receive performance stock awards pay no monetary consideration.

      Executives can receive the full shares awarded or reduce the shares awarded for Federal and State income tax withholding requirements. Shares reduced for this income tax withholding option were 0 for Mr. John M. Belk, 3,699 for Mr. Thomas M. Belk, Jr., 3,699 for Mr. H.W. McKay Belk, 3,699 for Mr. John R. Belk, and 2,589 for Mr. Ralph A. Pitts.

			Estimated Future Annual Payouts
			(# of shares)
	Number of	Performance
Name	Shares Awarded	Period	Threshold	Target	Maximum

Mr. John M. Belk	22,800	3 years	11,400	28,500	45,600
Mr. Thomas M. Belk, Jr.	11,400	3 years	6,764	16,910	27,056
Mr. H.W. McKay Belk	11,400	3 years	6,764	16,910	27,056
Mr. John R. Belk	11,400	3 years	6,764	16,910	27,056
Mr. Ralph A. Pitts	7,980	3 years	4,735	11,837	18,939

Key Executive Share Grant Program

      Under the 2000 Incentive Stock Plan, the Board may, in its discretion grant awards of Class B Common Stock to key employees as equity incentives. No such awards for any calendar year may exceed 100,000 shares for any executive. Pursuant to the Plan, in May 2003, the Board established the Key Executive Share Grant Program as a retention incentive following the consolidation of merchandising and sales promotions functions. Certain key executives were granted a specified number of shares over a three-year period, subject to the executive being employed by the Company at each grant date. Thirty percent of the total award was granted in August 2003, thirty percent will be granted in August 2004, and the remaining forty percent will be granted in August 2005. Executives can receive the full shares awarded or reduce the shares awarded for Federal and State income tax withholding requirements. The total shares eligible for award for the Named Executive Officers in fiscal year 2004 were 23,280 for Mr. John M. Belk, 17,040 for Mr. Thomas M. Belk, Jr., 17,040 for Mr. H.W. McKay Belk, 17,040 for Mr. John R. Belk, and 13,440 for Mr. Ralph A. Pitts. Shares reduced for the income tax withholding option were 0 for Mr. John M. Belk, 5,529 for Mr. Thomas M. Belk, Jr., 5,529 for Mr. H.W. McKay Belk, 5,529 for Mr. John R. Belk and 4,361 for Mr. Ralph A. Pitts.

Options

      Although the 2000 Stock Incentive Plan authorizes the issuance of options, no options were granted to the Named Executive Officers in fiscal year 2004. In addition, none of the Named Executive Officers hold options for the Company’s common stock.

Pension Plan

      The Company maintains a pension plan (the “Pension Plan”) that covers substantially all of the employees of the Company. Benefits are based primarily on years of service and the employees’ compensation, subject to limitations under the Code. The compensation covered by the Pension Plan for an employee will be an amount equal to (a) the total cash compensation paid to such employee by his employer through his payroll account during the plan year and reported on his Form W-2; plus (b) all elective pre-tax contributions made for him under any defined contribution plan sponsored by his employer; plus (c) all pre-tax medical premiums paid on his behalf under Section 125 of the Code; and excluding (d) all taxable fringe benefits reported on his Form W-2. The Company’s policy is to fund the Pension Plan to satisfy the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). Generally, an employee is entitled upon retirement to annual payments for each year of service in accordance with a set formula comprised of both a basic benefit (specified dollar amount) and a supplemental benefit. Current annual payments of $36,982 are made to Mr. John M. Belk, who has reached retirement age under the Pension Plan. The estimated benefits payable upon retirement at normal retirement age for each other Named Executive Officer as of January 31, 2004 are $80,513, $81,216, $82,449 and $59,892 for Messrs. Thomas M. Belk, Jr., H.W. McKay Belk, John R. Belk and Ralph A. Pitts, respectively.

Supplemental Pension Plan

      The Company maintains a supplemental executive retirement plan (the “Supplemental Pension Plan”) that during fiscal year 2004 covered a select group of management and highly compensated employees (the “Covered Employees”). The following table sets forth estimated annual target benefits available upon retirement with regard to the Supplemental Pension Plan.

	Years of Service(1)

Remuneration(2)	15	20	25	30	35

$300,000	$75,000	$112,500	$150,000	$187,500	$225,000
350,000	87,500	131,250	175,000	218,750	262,500
400,000	100,000	150,000	200,000	250,000	300,000
500,000	125,000	187,500	250,000	315,800	375,000
600,000	150,000	225,000	300,000	375,000	450,000
750,000	187,500	281,250	375,000	468,750	562,500
900,000	225,000	337,500	450,000	562,500	675,000

(1)	The compensation covered by the Supplemental Pension Plan includes base salary and any bonus received. For each of the Named Executive Officers, the current compensation covered by the Supplemental Pension Plan does not differ by more than 10% from the amount listed in the “Salary” column of the Summary Compensation Table.
(2)	As of January 31, 2004, Mr. John M. Belk has the maximum of 35 credited years of service; Mr. Thomas M. Belk, Jr. has an estimated 24 credited years of service; Mr. H.W. McKay Belk has an estimated 26 credited years of service; Mr. John R. Belk has an estimated 20 credited years of service; and Mr. Ralph A. Pitts has an estimated 9 credited years of service.

      The Supplemental Pension Plan was maintained primarily for the purpose of providing supplemental retirement benefits for the Covered Employees. The Covered Employees had a non-forfeitable right to receive a supplemental pension upon five years of service in the covered position. Generally, the amount of the supplemental pension to which a Covered Employee was entitled was an annual target amount computed in the form of a single life annuity equal to 2.5% of his Average Final Earnings for each year of service (in excess of five) up to a maximum of 35 years, reduced by any amounts received due to the Pension Plan and Primary Social Security Benefits. “Average Final Earnings” for purposes of the Supplemental Pension Plan was the average of the Covered Employee’s salary for the highest five years of the last ten years of credited service.

      Effective April 1, 2004, certain covered employees in the Supplemental Pension Plan were given the option to participate in the Belk, Inc. 2004 Supplemental Executive Retirement Plan (2004 SERP). To participate in the 2004 SERP, the participants were required to waive their benefits under the old plan. The 2004 SERP is a nonqualified defined contribution plan that provides an initial credit based on benefits accrued under the old formula and an annual credit between 7% and 11% of eligible compensation. The account balance will earn interest at 6.5% for the plan year beginning April 1, 2004.

401(k) Savings Plan

      All employees of BSS (including officers and Directors who are employees) may participate in the Belk 401(k) Savings Plan (the “Plan”) after one year of service (1,000 hours) with BSS. Participating employees may make pre-tax and after-tax contributions, subject to limitations under the Code, of a percentage (not to exceed 60%) of their total compensation and such amounts (and the earnings thereon) are fully vested at all times. Highly compensated employees are limited to 7% of compensation for their pretax contributions. As part of the Plan, the Company makes contributions of (a) 1.5% of annual compensation towards a “Fully Vested Employer Contributions Account,” which contributions are fully vested (including the earnings thereon); and (b) 100% “matching” of participating employees’ contributions, up to 6% of annual compensation, towards a “Basic Employer Contributions Account,” which contributions become fully vested after three years of service (including the earnings thereon) or upon the employee’s death, total disability or retirement. Effective January 1, 2004, employees who are age 50 or highly compensated associates was changed to that of new hires. Any benefits lost by highly compensated associates due to these changes are restored in the Belk 401(k) Restoration Plan described below.

401(k) Restoration Plan

      Effective January 1, 2004, Belk, Inc. established a 401(k) Restoration Plan, for highly compensated employees, as defined by ERISA. The Plan provides a contribution to participants’ account of 4.5% of eligible compensation up to $205,000. Additionally, participants in the 401(k) Restoration Plan can defer 25% of compensation in the 401(k) Restoration Plan. Participants can designate an investment option from several provided by the Plan. Plan benefit payments will be made in lump sum unless the participant has elected to receive annual installments over a five to ten year period. In the event of death or disability, the Company will pay the benefits in a lump sum, irrespective of the benefit payment election.

Deferred Compensation Plan

      The Company maintains a deferred compensation plan (the “Deferred Compensation Plan”). Certain members of senior management of the Company may participate in the Deferred Compensation Plan. Participants in the Deferred Compensation Plan may elect to defer a portion of their regular compensation subject to certain limitations prescribed by the Deferred Compensation Plan. Eligible employees may enroll in the Deferred Compensation Plan annually. The Company is required to pay interest on the participant’s deferred compensation. The historical rates vary from between 8% and 15% per annum.

Split-Dollar Life Insurance Agreements

      Effective December 29, 2003, the Company terminated the split-dollar life insurance agreement between the Company and Mr. John M. Belk. As a result of this termination, the Company was repaid the cumulative premiums advanced in the amount of $602,683. Effective April 7, 2004, the Company terminated the split-dollar life insurance agreements between the Company and Mr. Thomas M. Belk, Jr., Mr. H. W. McKay Belk and Mr. John R. Belk. The Company was repaid the cumulative premiums advanced in the amount of $864,930. No premium payments were made by the Company in connection with these arrangements after July 30, 2002, the date of the Sarbanes-Oxley Act.

Equity Compensation Plan Information

      The following table provides information as of April 1, 2004, concerning shares of the Class B Common Stock authorized for issuance under the Company’s existing equity compensation plan. Stockholders have approved the Belk, Inc. 2000 Incentive Stock Plan. The material features of this plan were described in the proxy statement for fiscal year 2000.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan category	Warrants and Rights	Warrants and Rights	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	N/A	2,402,992 (1)
Equity compensation plans not approved by security holders	—	N/A	—
Total	—		2,402,992

(1)	Represents the number of securities available for issuance under the 2000 Stock Incentive Plan including the number of securities subject to grants of Class B Common Stock. The 2000 Stock Incentive Plan authorizes the issuance of stock options and stock appreciation rights (“SARs”). To date, the Company has not granted stock options or SARs under the plan.

Noncompetition Agreements, Employment Agreements and Change of Control Agreements

      The Company does not have any noncompetition agreements, employment agreements or change of control agreements with any of the Named Executive Officers. Effective May 26, 2004, the Company intends to enter into a five-year consulting arrangement with Mr. John M. Belk in connection with his retirement as an officer and Director of the Company. Under the arrangement, Mr. Belk will receive an annual consulting fee of $500,00 plus an amount sufficient to cover on an after tax basis the premium on the life insurance policy formerly subject to a split dollar insurance arrangement between the Company and Mr. Belk. The Company also intends to vest Mr. Belk in the remaining stock awards due Mr. Belk under the Key Executive Share Grant Program and to offer to acquire, at a price established by an independent appraisal, up to 650,000 shares of the Company’s common stock formerly owned by Mr. Belk and now owned by Davidson College.

Executive Officers

			Executive
Name	Age	Position	Officer Since

John M. Belk	84	Chairman and Chief Executive Officer	1998
Mary R. Delk	54	President, Merchandising and Marketing	2002
Ralph A. Pitts	50	Executive Vice President, General Counsel and Secretary	1998
Brian T. Marley	47	Executive Vice President and Chief Financial Officer	2000
Edward J. Record	36	Senior Vice President and Controller	2002

      The executive officers set forth above are in addition to those executive officers who also serve as Directors of the Company. See “Management of the Company — Directors.”

      John M. Belk. Mr. Belk has been Chairman of the Board and Chief Executive Officer of the Company since May 1998 and is an officer and Director of various subsidiaries of the Company. Mr. Belk is retiring as an officer and Director of the Company effective at this year’s Annual Meeting. He served as Chairman of the Board of most of the Belk Companies for many years and as Chief Executive Officer in the Belk organization for 50 years. Mr. Belk was Mayor of the City of Charlotte, North Carolina from June 1969 until December 1977. Mr. Belk is a Director emeritus of Wachovia Corporation, Quantum Chemical Corporation and Coca-Cola Bottling Co. Consolidated. He has also served on the Boards of Lowe’s Companies; PMC, Inc. and TXI. He is a past Chairman of the National Retail Federation and President of the Charlotte Chamber of Commerce. He is on the Board of Trustees of Davidson College and the Board of Visitors of the University of North Carolina at Charlotte, and is a member of numerous business and civic committees, including the North Carolina Council on Management and Development and the Business Partnership Foundation of the University of South Carolina, Columbia. Mr. Belk is the brother of Sarah Belk Gambrell and the uncle of Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk.

      Mary R. Delk. Ms. Delk has served as President, Merchandising and Marketing of the Company’s Merchandising Division since June 2002. From 1999 to 2002, she was a managing partner in the retail practice of Andersen Business Consulting, and from 1994 to 1999 was a partner with the Senn-Delaney unit of Arthur Andersen LLP. Prior to that time, she held the positions of Senior Vice President and General Merchandise Manager of Accessory Lady and Vice President and General Merchandise Manager of Montgomery Ward.

      Ralph A. Pitts. Mr. Pitts has served as Executive Vice President, General Counsel and Secretary for the Company since May 1998. Mr. Pitts has been Executive Vice President and General Counsel of BSS since 1995. From 1985 to 1995, he was a partner in the law firm of King & Spalding LLP in Atlanta, Georgia. Mr. Pitts serves on the Charlotte Board of Advisors of Wachovia Bank and on the Boards of Central Piedmont Community College and the Mecklenburg County Council of the Boy Scouts of America.

      Brian T. Marley. Mr. Marley has served as Executive Vice President and Chief Financial Officer for the Company since December 2000. From 1993 to 2000, he was a partner in the accounting firm of KPMG LLP. He is Chairman of the Board of Directors of Belk National Bank and also serves on the Boards of Directors of Apex Analytix, Inc., the North Carolina Zoological Society and United Way of Central Carolinas.

      Edward J. Record. Mr. Record has served as Senior Vice President and Controller of the Company since June 2002. From May 2002 until June 2002, Mr. Record served as Vice President of Finance and Controller for the Filene’s division of The May Company and from 1998 until 2002 held the same position for the Kaufman’s division.

Report on Executive Compensation

General

      The Company does not have a Compensation Committee. Compensation paid to the Company’s principal executive officers, including the Named Executive Officers, for the fiscal year ended January 31, 2004, was paid by BSS. The general policies under which such compensation was paid were determined by BSS and reviewed with the Directors of the Company.

      The Company’s compensation philosophy is a “pay for performance” model designed to attract and retain highly qualified executives and to align their financial interests with those of the Company’s stockholders. The Company’s specific objectives in determining compensation are (1) to provide appropriate incentives designed to assist in assuring that the Company achieves its revenue and earnings objectives; (2) to ensure that the Company is able to attract and retain loyal, high quality management; and (3) to increase stockholder value. The Company believes that executive pay should correlate to the level of responsibility and performance of the executive on an individual basis.

      Annual executive compensation for the fiscal year ending January 31, 2004 was comprised of a base salary, a possible cash incentive bonus and a possible grant of shares of Belk, Inc. Class B Common Stock under a long term equity incentive plan. Executive compensation for certain executives, including the Named Executive Officers, also included for the fiscal year ending January 31, 2004, a partial grant of shares of

Belk, Inc. Class B Common Stock awarded under the Key Executive Share Grant Program. The base salary for each executive is intended to reflect the scope of responsibilities and duties of that executive on an annual basis. Annual base salary adjustments are based upon performance measured against the accomplishment of individual goals. Payment of the cash incentive bonus is determined by the Company’s sales and earnings performance measured against predetermined budgetary targets. The cash bonus is computed as a percentage of the executive’s base salary determined by the extent to which the Company achieves those goals. The grant of shares under the long term equity incentive plan is determined by the Company’s sales and earnings performance over a three-year period against predetermined targets with a threshold trigger based upon the Company’s overall return on invested capital. The grant of shares under the Key Executive Share Grant Program represented thirty percent of the total shares awarded as a retention incentive following the consolidation of the Company’s merchandising and marketing functions in 2002. The annual salary of, bonus earned by, and shares granted to each of the Named Executive Officers for the fiscal year ending January 31, 2004, is reflected in the Summary Compensation Table and notes thereto.

Chief Executive Officer Compensation

      John M. Belk has served as Chairman and Chief Executive Officer of the Company since its formation in May 1998. During the fiscal year ending January 31, 2004, the Company again achieved record sales volume and recorded the most profitable year in its history. The Company’s net income of $107.8 million represented an increase of approximately 28% over the prior year. In addition, the Company expanded into eight new markets, generated $273 million of cash flow from operations, repurchased approximately 2.8 million shares of common stock from its shareholders and reduced its overall debt by more than $50 million. Mr. Belk provided strong and consistent leadership as the Company continued to meet the difficult economic challenges facing all retailers and deliver strong financial results.

      Mr. Belk does not have an employment agreement with the Company. His compensation for the fiscal year ending January 31, 2004, followed the model outlined above. His base salary was $803,000, with a cash incentive bonus of $776,176 based upon the Company’s earnings and a grant of 22,800 shares of Belk, Inc. Class B Common Stock under the Company’s long term equity incentive plan. Mr. Belk also received a grant of 23,280 shares of Belk, Inc. Class B Common Stock under the Key Executive Share Grant Program. Mr. Belk received additional compensation in the form of Director’s fees, insurance premiums paid by the Company, benefits paid under the Belk Profit Sharing Plan and Pension Plan and above-market interest earned on compensation deferred in prior fiscal years pursuant to the Company’s Deferred Compensation Plan.

      Section 162(m) of the Internal Revenue Code (the “Code”) limits the tax deductibility of compensation in excess of $1 million paid to the Named Executive Officers unless the payments are made under a performance based plan as defined in Section 162(m) of the Code. The Company believes that, with the exception of salary and bonus paid to Messrs. John M. Belk, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk in excess of $1 million, the payments to John M. Belk and the other Named Executive Officers earned during the fiscal year ending January 31, 2004, meet the requirements of deductibility as specified in the Code. While the Company recognizes that a portion of the compensation paid to Mr. Belk exceeds the deductibility limits under the Code, the Company believes such compensation to be appropriate and intends to continue to compensate the Chief Executive Officer in such a manner that maximizes the allowable deductions while providing executive compensation that will reward strong financial performance and remain competitive in the industry.

Benefits

      Benefits offered to key executives serve a different purpose than do other elements of total compensation. In general, they are designed to provide a safety net of protection against financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement incomes based on years of service with the Company. Benefits offered to key executives are largely those offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits.

Conclusion

      The Company intends to continue to operate under, and to adjust as necessary, its compensation policies and practices to assure that they are consistent with the goals and objectives of the Company, with the primary mission of increasing long-term stockholder value.

Board of Directors of BSS:	John M. Belk, Chairman
J. Kirk Glenn, Jr.
Thomas M. Belk, Jr.
H.W. McKay Belk
John R. Belk

Compensation Committee Interlocks and Insider Participation

      The Board of Directors does not have a compensation committee. Compensation policies are determined by the Board of Directors of BSS and reviewed by the Directors of the Company. Several of the members of the Board of Directors of BSS who participated in discussions regarding executive compensation for fiscal year 2004 have relationships with the Company and its subsidiaries in addition to their service as members of the Board of Directors of BSS. The following officers of the Company participated in deliberations of the Board of Directors of BSS concerning executive officer compensation:

      Mr. John M. Belk is Chairman of the Board and Chief Executive Officer of the Company. Mr. Belk is also Chairman of the Board and Chief Executive Officer of BSS.

      Mr. Thomas M. Belk, Jr. is President, Store Divisions and Real Estate of the Company. Mr. Belk is also President, Store Divisions and Real Estate of BSS.

      Mr. H.W. McKay Belk is President, Merchandising, Marketing and Merchandise Planning of the Company. Mr. Belk is also President, Merchandising, Marketing and Merchandise Planning of BSS.

      Mr. John R. Belk is President, Finance, Systems and Operations of the Company. Mr. Belk is also President, Finance, Systems and Operations of BSS.

Shareholder Return Performance Graph

      Neither the Class A Common Stock nor the Class B Common Stock were traded on a public market during any part of fiscal year 2004. Accordingly, the stock performance graph has been omitted.

Certain Transactions

Indebtedness of Management

      In October 2001, the Company extended loans to Mr. Thomas M. Belk, Jr., Mr. H.W. McKay Belk and Mr. John R. Belk in the principal amounts of $2.5 million, $2.5 million and $2.0 million, respectively. In February 2002, the loan to Mr. John R. Belk was increased to $2.5 million. The loans were made for the purpose of refinancing debt incurred in connection with the acquisition of the Company’s stock and for personal purposes. The loans are secured with pledges of the Company’s stock and are scheduled to be repaid in equal annual installments of $500,000, plus interest, in cash or in Company stock over a five-year period beginning on January 3, 2003.

      On January 3, 2003 and January 3, 2004, payments of the principal amount of $500,000 were made on each loan in stock. The value of the Company stock used for loan repayment was determined by an independent valuation. The 2003 interest accrued on the loans to Mr. Thomas M. Belk Jr. and Mr. H. W. McKay Belk were also repaid in Company stock, and the interest accrued on the loan to Mr. John R. Belk was paid in cash. The 2004 interest accrued on the loan to Mr. John R. Belk was repaid in Company stock, and the interest accrued on the loans to Mr. Thomas M. Belk Jr. and Mr. H. W. McKay Belk were paid in cash. The loans bear interest at LIBOR plus 150 basis points. As of April 1, 2004, the outstanding principal amount of each loan was $1.5 million. Mr. Thomas M. Belk, Jr., Mr. H.W. McKay Belk and Mr. John R. Belk are executive officers and Directors of the Company.

      The Sarbanes-Oxley Act of 2002 prohibits extensions of credit to executive officers and Directors and the “material modification” of any term of a loan that was extended before July 30, 2002. The Company entered into these loans before July 30, 2002, the date the Sarbanes-Oxley Act of 2002 was enacted. Since that time, the Company has not made any new extensions of credit to executive officers or Directors nor materially modified the terms of any existing loans.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers, Directors and persons who own more than ten percent (10%) of the Common Stock to file certain reports with respect to each such person’s beneficial ownership of the Common Stock, including statements of changes in beneficial ownership on Form 4. In addition, Item 405 of Regulation S-K requires the Company to identify in its Proxy Statement each reporting person who failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto, to our knowledge, all required filings were made on a timely basis.

SELECTION OF INDEPENDENT AUDITORS

      KPMG LLP served as the independent auditor of the Company for the fiscal year ended January 31, 2004. One or more representatives of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions. The Audit Committee has not selected the Company’s independent auditors for fiscal year 2005, but intends to do so after the date of this Proxy Statement.

Summary of Fees to Independent Auditors

      Aggregate fees billed to us for fiscal years 2004 and 2003 by KPMG LLP were:

	Fiscal Year

	2004	2003

Audit Fees(a)	$303,700	$286,000
Audit-Related Fees(b)	28,000	37,500
Tax Fees(c)	60,700	23,200
All Other Fees	0	0

(a)	For fiscal year 2004, includes fees for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the annual financial statements of Belk National Bank and additional audit services related to other issues. For fiscal year 2003, includes fees for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the annual financial statements of Belk National Bank and audit services related to the implementation of SFAS No. 133, restructuring, pension and other issues.
(b)	Includes fees for audit-related services, including audits of the Company’s employee benefits plans and related accounting advice.
(c)	Includes fees for tax services, including review of the Company’s tax returns and advice on tax compliance and planning.

Audit Committee Pre-Approval Policies and Procedures

      The Company’s Board of Directors has adopted a pre-approval policy which requires the Audit Committee to pre-approve audit and permitted non-audit services to be rendered by the Company’s independent accountants. The Audit Committee is authorized to designate one of its members to pre-approve such services, provided that the issue is then presented to the full Committee at its next meeting. All of the services described above were approved by the Audit Committee pursuant to this policy.

ANNUAL REPORT TO STOCKHOLDERS

      The Annual Report of the Company for the year ended January 31, 2004 accompanies this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

      The Company will provide copies of its Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission (the “Annual Report”), to eligible stockholders upon request at no cost to such stockholders. The Company will also provide copies of the exhibits to the Annual Report to eligible stockholders upon request, for which the Company may impose a reasonable fee. Requests for copies of either the Annual Report or the exhibits thereto should be mailed to:

Belk, Inc.
2801 West Tyvola Road
Charlotte, North Carolina 28217
Attention:	Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary

STOCKHOLDER PROPOSALS

      Any stockholder proposals intended to be presented at the Company’s 2005 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Securities Exchange Act must be received by the Company no later than December 21, 2004 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

      Stockholder proposals brought before the Company’s 2005 Annual Meeting of Stockholders other than in accordance with Rule 14a-8 must satisfy the requirements of the Company’s Certificate of Incorporation. To be timely, written notice of such proposal must be given to the Secretary of the Company not less than 60, nor more than 90 days prior to the meeting, unless less than 70 days’ notice of the meeting is provided to stockholders, in which case notice must be received by the Secretary no later than ten days after the date notice of the meeting is mailed or publicly disclosed by the Company. The notice must address the specific information set forth in the Certificate of Incorporation.

      The Company shall retain discretion to vote proxies on a proposal filed within the above deadlines provided (1) the Company includes advice on the nature of the proposal and how the Company intends to exercise its voting discretion in the Proxy Statement and (2) the proponent of such proposal does not issue a proxy statement.

HOUSEHOLDING

      As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. Upon oral or written request, the Company will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact the Company to request multiple copies in the future, and stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact the Company to request a single copy in the future. All such requests should be sent to:

Belk, Inc.
2801 West Tyvola Road
Charlotte, North Carolina 28217
Attention:	Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary

OTHER MATTERS

      The Board knows of no other matters to be brought before the meeting.

EXPENSES OF SOLICITATION

      The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, facsimile or mail by one or more employees of the Company. The Company also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company’s Common Stock.

By Order of the Board of Directors,

Ralph A. Pitts
Executive Vice President,
General Counsel and Secretary

Charlotte, North Carolina

April 21, 2004

APPENDIX A

BELK, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
(as amended March 10, 2004)

Structure:

      The Audit Committee shall be comprised of three to five members of the Board of Directors of Belk, Inc. (the “Company”). At least one member of the committee should be a non-officer who is free of any relationship to the Company that may interfere with the exercise of independent judgment. All members of the Audit Committee should be “financially literate” and have the ability to read and understand fundamental financial statements as well as key business and financial risks and related controls and control processes. Unless the Board determines otherwise, at least one member of the Audit Committee shall meet the qualifications of an “audit committee financial expert” as that term is defined by Securities and Exchange Commission rules.

      The Board of Directors shall designate a Chairman of the Audit Committee. The Chairman shall have the authority to excuse from such meetings any members of the committee or others as may be appropriate.

Authority:

      The Board of Directors of the Company grants the Audit Committee the authority to carry out its role and responsibilities as defined by this charter. The Audit Committee shall have full access to both internal and external resources, including special legal, accounting or other advisors, to fulfill its responsibilities.

Role:

      The primary function of the Audit Committee is to oversee the processes for preparation of the financial reports and other financial information furnished by the Company to its stockholders and others, the Company’s system of internal controls and the Company’s audit, accounting and financial reporting processes generally.

      In carrying out this function, the Audit Committee shall monitor the performance of the Company’s financial reporting process and system of internal control; review and appraise the audit efforts of the Company’s independent accountants and internal audit department; and provide for open ongoing communication among the independent accountants, financial and senior management, internal audit department and the Board of Directors concerning the Company’s financial position and affairs.

      The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, and the Company’s independent auditors are responsible for conducting an independent audit of the Company’s consolidated financial statements on an annual basis in accordance with generally accepted auditing standards and issuing a report expressing their opinion on those statements. The Audit Committee is responsible for monitoring and overseeing these processes.

Responsibilities:

      Audit Committee specific responsibilities include:

     i. Internal Controls

      Understand management’s attitude toward the internal control environment and their assessment of the Company’s internal control procedures.

      Review internal and external audit findings and comments concerning internal controls and make recommendations to Company management, as appropriate.

      Review with management and the independent auditors the internal control structure of the Company and any identified weaknesses in that structure.

     ii. Financial Reporting

      All interim and annual financial statements issued to stockholders and the Securities and Exchange Commission (“SEC”) and all accompanying disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be reviewed by the Audit Committee through its Chairman or other designated representatives in a timely manner.

      Discuss with management, the independent accountants and the internal auditors any significant contingencies, risks or exposures affecting the Company, and assess the steps management has taken to minimize such contingencies, risks and exposures.

      Discuss with management and the independent accountants significant financial reporting issues, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s disclosure controls and procedures or particular areas where new or more detailed controls or procedures are desirable, the development, selection and disclosure of critical accounting policies, procedures and estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements.

      Review any SEC comment letters and the related responses.

      Review with management accounting policies, the accounting for significant transactions and significant estimates used in the financial statements.

     iii. Internal Audits

      Review the internal audit plans and significant audit findings.

      Review action taken by the Company to address significant internal audit findings and make recommendations to Company management, as appropriate.

      Approve the employment and replacement of the Vice President of the internal audit department.

      Hold regular meetings with internal auditors. The chairman shall have the authority to excuse from such meetings any members of the committee or others as may be appropriate.

      Review and approve the internal audit charter.

     iv. External Audits

      Have direct responsibility for the appointment, compensation, retention and oversight of independent auditors.

      As required by Section 204 of the Sarbanes-Oxley Act of 2002, obtain and review a report from the independent accountants at least annually regarding (1) all critical accounting policies and practices to be used (2) all alternative treatments within GAAP discussed with management, and (3) any other material written communications with management.

      Prior to commencement of the annual audit, meet with the independent accountants, the internal auditors and financial management of the Company to review:

a. The audit scope and plan of the internal auditors and the independent accountants for the current year, the program for integration of the independent and internal audit efforts, the audit procedures to be utilized, and the proposed fees of the independent accountants.

b. Which services to be provided are audit services, and which are non-audit services, taking into account the Sarbanes-Oxley Act and the SEC regulations thereunder. Non-audit services that are not permitted under the Sarbanes-Oxley Act shall not be provided by the independent accountants, subject, if the Committee so elects, to the de minimus exception under the Sarbanes-Oxley Act.

      The Committee shall approve the audit services and non-audit services to be provided by the independent accountants, and shall communicate to the General Counsel any non-audit services that are approved, for reporting in the Company’s periodic reports. The Committee shall designate one member of the Committee who shall be authorized to pre-approve any permitted non-audit services, and to report such pre-approval to the full Committee at its next scheduled meeting, as contemplated by Section 202 of the Sarbanes-Oxley Act. Prior to such approval, the Committee or the approving member shall give due consideration to whether the independent accountants’ performance of non-audit services is compatible with their continued independence.

      Review audit findings with external auditors and ensure that all matters to be communicated to the Audit Committee per SAS No. 61, “Communications with Audit Committees” are discussed. SAS No. 61 requires external auditors to communicate the following matters to the Audit Committee:

           * the auditor’s responsibility according to generally accepted auditing standards;

           * material accounting policies;

           * accounting estimates and management judgments;

           * audit adjustments;

           * other information contained in documents with audited financial estimates;

           * disagreements with management;

           * management’s consultation of other accountants about auditing and accounting issues;

           * issues discussed with management before retaining the auditor for the next audit;

           * problems noted in performing the audit.

      The committee will review and consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles used in financial reporting. Understand the nature of any accounting and audit disagreements between management and external auditors.

     v. Other

      Monitor compliance with the Company’s “Acceptable Business Practices” code.

      Review legal and regulatory matters that may have a material impact on the Company’s consolidated financial statements and related compliance policies and programs.

      Set clear hiring policies for the Company’s hiring of employees or former employees of the independent accountants, in light of best practices and compliance with legal requirements, including Section 206 of the Sarbanes-Oxley Act.

      Review with management the procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters and (iii) the protection of employees who act lawfully to provide information, cause information to be provided, or otherwise assist in an investigation or file, cause to be filed, testify, participate in or otherwise assist in a proceeding filed as a result of a violation of securities laws relating to fraud against stockholders.

Administrative:

      Formal meetings of the Audit Committee, with minutes of the meeting recorded, shall be held at least three times annually. Additional meetings and conference calls should be convened as necessary. Copies of the minutes will be sent to the members of the Audit Committee and to the Board of Directors. Annually the

Audit Committee will prepare a report to be included in the Company’s annual proxy statement in accordance with the rules of the SEC.

      This charter of the Audit Committee should be reviewed and approved annually by the Board of Directors and published in the proxy statement every three years. Any amendments deemed necessary shall be approved by the Board of Directors.

      The Audit Committee will report its activities and findings with such recommendations as the Audit Committee may deem appropriate, to the Board of Directors at the next regular scheduled meeting of the Board of Directors subsequent to an Audit Committee meeting.

      The Audit Committee will conduct a formal self-assessment exercise at least once every year.

PROXY	PROXY

BELK, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 2004

     The undersigned hereby appoints John M. Belk, Thomas M. Belk, Jr., H.W. McKay Belk and John R. Belk, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of Belk, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Wednesday, May 26, 2004, at 11:00 a.m., local time, at the Renaissance Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina 28217, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

To elect three Directors, whose terms will expire at the 2007 Annual Meeting of Stockholders.

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed

John R. Belk
John A. Kuhne
Elizabeth Valk Long

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE.

                    , 2004

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.